EXHIBIT 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

December 5, 2014

Ventas, Inc.
353 N. Clark Street, Suite 3300
Chicago, Illinois 60654

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Ventas, Inc., a Delaware corporation (the “Company”), and are furnishing this opinion letter to the Company, in connection with its Registration Statement on Form S-3 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed by the Company with the U.S. Securities and Exchange Commission on the date hereof. The Registration Statement relates to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of up to 148,241 shares (the “Shares”) of the Company’s common stock, par value $0.25 per share (the “Common Stock”), which may be sold by the selling stockholders named in the prospectus included in the Registration Statement.

For the purposes of giving this opinion, we have examined the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company, as amended, the Fourth Amended and Restated Bylaws of the Company, as amended, a specimen certificate representing the Common Stock, and resolutions of the Board of Directors of the Company, dated May 15, 2014, relating to the issuance of the Shares. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions set forth below. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of the Company and the selling stockholders and certificates or comparable documents of public officials and of officers and representatives of the Company and the selling stockholders.

In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, and the legal capacity of all individuals executing any of the foregoing documents. In rendering the opinions set forth below, we have also assumed that prior to the sale of any Shares by the selling stockholders, the Registration Statement will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Shares have been duly authorized and validly issued by all necessary corporate action on the part of the Company and are fully paid and nonassessable.

We are members of the Bar of the State of New York and we have not considered and express no opinion herein as to any law other than the federal laws of the United States and the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) as in effect on the date hereof.

We hereby consent to be named in the Registration Statement as the attorneys who passed upon the legality of the Shares and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion speaks only as of its date, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinions expressed herein.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz